UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 15, 2013

MOBETIZE, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

51 Bay View Drive, Point Roberts, WA 98281
(Address of principal executive offices)

(206) 347-4515
(Registrant’s telephone number, including area code)
3050 Erin Centre Blvd, Unit 69 Mississauga, Ontario L5M 0P5, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
  our ability to keep up with rapidly changing technologies and evolving industry standards;
  our ability to source our needs for skilled employees;
  the loss of key members of our senior management; and
  uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Mobetize”, “we”, “us” and “our” refer to Mobetize Corp. (formerly Slavia, Corp.), a state of Nevada company.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 9, 2013, we entered into an asset purchase agreement with Mobetize Inc. (“Priveco”) (formerly Telupay Inc.), a privately held Nevada corporation. Pursuant to the terms of the agreement, we agreed to acquire substantially all the assets of Priveco in exchange for the issuance by our company of 22,003,000 shares of our common stock to Priveco.

Further, on July 12, 2013, Ms. Shpeyzer had resigned as our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director.  Ms. Shpeyzer’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.  Concurrently with Ms. Shpeyzer’s resignation, Mr. Stephen Fowler was appointed as our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the section entitled “Directors and Executive Officers, Promoters and Control Persons” on page 27 of this report, which disclosure is incorporated herein by reference.

As a condition to the asset purchase agreement, we completed a name change from “Slavia Corp.” to “Mobetize Corp.” and our then sole director and officer, Stephen Fowler, agreed to return for cancellation 18,400,000 shares of our common stock.

On September 4, 2013, we closed the asset purchase agreement by issuing 22,030,000 common shares in our capital stock to Priveco.  As a term of the purchase and sale agreement, we are required to close a private placement of shares of our company at a price of $0.50 per share for aggregate proceeds of $700,000 in 90 days from closing the asset purchase and sale transaction.

As a result of these transactions, we had 26,663,000 issued and outstanding common shares upon the closing of the transaction with Priveco.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 4, 2013, we acquired substantially all of the assets of Priveco pursuant to an asset purchase and sale agreement dated July 9, 2013.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on February 23, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Our business office is at 51 Bay View Drive, Point Roberts, WA 98281. Our telephone number is (206) 347-4515.

Our original business was to provide service to international students who want to study in Canada. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Referral Agreement dated May 7, 2012 with Novy Mir, Ltd., an independent contractor who was to refer international students to us.

Our business plan was to help international students enroll in appropriate universities, institutes, colleges or schools in Canada. We also had planned to help students obtain student visas and find accommodations in the cities of study. Our service was to start from preliminary consultation and will end when the client is enrolled to the program, entered to the destination country and accommodated at desired place.

Unfortunately, we were not able to raise sufficient capital to fund our business development and consequently our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

On July 9, 2013, we entered into an asset purchase and sale agreement with Priveco. Pursuant to the terms of the agreement, we agreed to acquire substantially all the assets of Priveco in exchange for the issuance by our company of 22,003,000 shares of our common stock to Priveco.

On July 12, 2013, Ms. Shpeyzer had resigned as our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director.  Ms. Shpeyzer’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.  Concurrently with Ms. Shpeyzer’s resignation, Mr. Stephen Fowler was appointed as our President, Principal Financial Officer, Principal Accounting Officer and as a director.

On July 15, 2013, our company entered in a consulting agreement with Mr. Fowler.  Pursuant to the agreement, Mr. Fowler will provide us with advice regarding matters of our strategic plans, operations and finances.  In exchange for the service Mr. Fowler is providing us, we will compensate him $8,750 per month and an office allowance of $250 per month until the end of the term of the agreement on April 1, 2015.

In accordance with board approval, we filed a Certificate of Change dated August 8, 2013 with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 7 new for 1 old basis, such that our authorized capital will be increased from 75,000,000 to 525,000,000 shares of common stock and, correspondingly, our issued and outstanding shares of common stock was increased from 3,290,000 to 23,030,000 common shares, all with a par value of $0.001.

Further, effective August 13, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from “Slavia, Corp.” to “Mobetize Corp.”.  The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on August 14, 2013 under the symbol SAVID”.  The “D” will be placed on our ticker symbol for 20 business days and then our stock symbol will change from “SAVID” to “MPAY” to better reflect the new name of our company.

In connection with the asset purchase and sale agreement, Mr. Fowler agreed to return for cancellation 18,400,000 shares of our common stock on September 4, 2013. Concurrently, we closed the asset purchase and sale by issuing the required 22,003,000 common shares to Priveco.  As a result of these transactions, we have 26,633,000 common shares issued and outstanding. Also pursuant to the asset purchase and sale agreement, on September 4, 2013, Ajay Hans was appointed as a director and Principal Executive Officerof our company.

As a term of the purchase and sale agreement, we are required to close a private placement of shares of our company at a price of $0.50 per share for aggregate proceeds of $700,000 in 90 days from closing the asset purchase and sale transaction.

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Business Overview

Our original business was to provide service to international students who want to study in Canada. We did not generate any revenues and our principal business activities consisted of creating a business plan.  Our business plan was to help international students enroll in appropriate universities, institutes, colleges or schools in Canada. We also had planned to help students obtain student visas and find accommodations in the cities of study. Our service was to start from preliminary consultation and will end when the client is enrolled to the program, entered to the destination country and accommodated at desired place.

Unfortunately, we were not able to raise sufficient capital to fund our business development and consequently our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

Our new business offers us to become a leading online and mobile commerce platform provider for telecom operators, payment service providers and banks. Our solutions address both the convergence of online and retail via mobile channel and integrates mobile financial services, mobile payments and loyalty into software suites specifically designed for our customers telecom operators, payment services and banks to offer secure and convenient financial and payment solutions for their customers.  Our integrated software suite platform is an innovative product tailored to implement bill management, payments, airtime recharge, domestic money transfers, international remittances, point of sale, and various other marketing technologies all on a mobile device.

Telecom Products and Solutions:

Adoption of the smart phone has created an unprecedented increase in the use of the mobile devices for financial transactions.  This paradigm is changing the way people receive financial services across the globe. Mobile Financial Services (“MFS”) are part of a long-term strategy for telecom operators worldwide to enhance their relationship graph with their subscribers.

SuperWallet

Our super wallet enables telecom companies to integrate mobile financial services with their existing custom telecom product offerings, provide customized services to their subscribers, increase average revenue per user (“ARPU”) while lowering the percentage of subscribers to a service that discontinue their subscription to that service in a given time period.  Our embedded telecom solutions and secure platforms empower operators to increase retention, enhance customer experience, and optimize efficiencies.  Mobetize is built with bank and carrier grade security in its core architecture.

Our integrated software suite is specifically designed for telecom operators, mobile network operators and mobile virtual network operators. As the subscriber customers of telecoms needs are shifting with the adoption of smartphones, telecoms need to ensure that telecoms are up to speed by providing customers with an efficient and convenient platform to manage their financial transactions. Our solutions empower subscribers of telecoms to make mobile payments, mobile top ups and mobile remittances globally. Our smart solutions enable telecoms to provide customized services to subscribers of telecoms which increases your ARPU and decrease churn.

Our smart wallet (“smartWallet”) a fast and seamless way for your prepaid subscribers to consume services. With our all new smartWallet, we are empowering telecom’s to enhance its verticals and increase its revenues.

The smartWallet is a simple and convenient mobile solution for prepaid telecom service subscribers to load money via multiple payment methods such as credit card, debit, paypal, automated clearing house and even cash. SmartWallet integrates with all methods supported by a telecom’s current prepaid platform.  Once an account has been loaded, subscribers can dedicate amounts for various services such as money remittances, air-time topups, long distance calling and any other telecom services within their prepaid product offerings.

SmartBill

Our mobile telecom account management solution (“smartBill”) is designed to integrate with a telecom’s existing electronic bill presentment and payment (“EBPP”) system, or be a standalone mobile customer self-care application directly connected to the telecom’s in-house or third party billing platform – increasing the level of convenience for both telecoms and their subscribers.

SmartBill reduces postage and production expenses, provides automated and instant delivery and access to account information and payment methods which accelerates a telecom’s cash-flow and lowers their customer service costs. We understand the critical component of the business of telecoms is to provide their customers with quick and accurate answers to their billing concerns, and that on-the-go mobile access to their accounts lowers customer service calls.  The smartBill solution is the quickest, most affordable and user friendly approach to managing telecom bills and services all on one single platform.

SmartRemit

We also offer fully integrated platform (“smartRemit”) that is dedicated to providing the most convenient, efficient globally scalable and inexpensive mobile money remittance solution so telecom subscriber customers can send money to their friends and family worldwide. We are in final stages of negotiations with a partner agent network that is spread across 150 countries on five different continents with over 170,000 agent locations.

SmartRemit makes money transfers simple, removing all the barriers of traditional global remittances. Our state of the art smartRemit solution is a cost effective and easy to integrate platform that does not require telecom companies to have bank licensing requirements. With smartRemit, telecoms will be pre-integrated to a T1 licensed global leader in money remittances providing service in 150 countries in 5 different continents with over 170,000 agent locations.

Our potential partner is a T1 licensed money transfer company that has ongoing relationships with prestigious banking and non-banking organizations providing presence and complementary services in many parts of the world.

With just a tap and a few swipes on a smart phone from telecom subscribers, they can choose their beneficiaries’ currency, amount to be transferred and format of delivery such as bank account, agent location or even home delivery.

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SmartCharge

With a global reach over the five continents, we are the leader in international prepaid airtime top ups. We enable real time prepaid recharge transfers to over 250 partner mobile network operators in 90 countries, reaching 3.6 billion prepaid users.

SmartCharge is a fast, convenient and reliable solution enabling the transfer of small amounts of value in the form of prepaid mobile credits – the ideal low cost, high value complement to cash remittances.  SmartCharge is a global remittance platform that connects mobile operators’ systems to deliver international top-up or recharge services.

Mobetize supports multiple payment channels enabling Phone to Phone, point of sale to Phone and Web to Phone top-up transfers. Through smartCharge telecom customer subscribers can easily send airtime minutes to their relatives and friends anywhere in the world.

Payment Products and Solutions:

Our payment solutions make mobile commerce accessible, convenient and powerful for both merchants and consumers.  Our business is a global leading mobile commerce platform that enables merchant customers to offer secure and convenient non-near field communication payment solutions. With our revolutionary mobile commerce technologies, merchants are able to provide enhanced purchasing experiences to their consumers.

We have implemented revolutionary mobile commerce solutions that cater to the needs of merchants and consumers alike both online and in-store. Our mobile services platform makes it easier for consumers to perform mobile transactions through a secure, bank grade mobile interface anytime, anyplace. Our attention to detailed user experience makes payments simple, convenient and safe. Our carefully chosen features provide unparalleled quality to our customers, partners and business associates across the world.

Our mobile commerce solution is has the advantages of;

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a custom branded wallet;

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deepening customer relationships and loyalty;

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launching new products and services via mobile;

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attracting new customers and increase sales;

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reducing customer payment-processing costs;

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interoperability; and

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reducing fraud and increase customers’ security.

With our mWallet, mPay and mPos solutions we address the needs of merchants worldwide.

mPOS

With our mobile point of sale product (“mPOS”) we allow merchant customers to shift their cashiers out from behind a register and into the storefront.  Our mPOS leverages the merchant’s most valuable assets – their employees.  Cashiers are empowered to act as in-store sales associates with a mobile device to connect with shoppers and provide them with detailed product information, real-time pricing and inventory data and provide a higher level of customer service.

The interactive and fully integrated solution offers powerful selling tools, including cross-sells, up-sells and individual shopper history to increase average cart size. mPOS ensures a more personalized and interactive in-store experience to drive higher conversion rates while decreasing both the number of registers needed and the time shoppers spend in line.

mPay

mPay is designed to transform the in-store customer experience using the most convenient device for payment- their mobile device.  mPay accelerates a merchant’s customer’s shopping process by turning their smartphones into a self check out device.  The customer’s mobile device is the ubiquitous point of access to converge data and metrics of online and retail shopping from both ecommerce and in-store technologies. The mPay solution allows consumers to engage and transact with merchants in-store and complete a self-checkout process. mPay is designed to transform the in-store customer experience using the most convenient device for payment- their mobile device.

mWallet

With mWallet, merchant customers can securely store credit cards, offers, and loyalty points on their phones specific to merchant brands ensuring a safe, secure and scalable platform for merchants to implement their mobile payment strategy.

The mWallet solution can be implemented by merchants to enable mobile shopping and ordering for their customers.  As more and more retail shopping is shifting to mobile, the mWallet solution ensures a safe, secure and scalable platform for merchants to implement their mobile payment strategy.

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Mobile Banking Products and Solutions:

On March 26, 2012, Telupay PLC entered into a five-year License Agreement with Baccarat Overseas, Ltd. (“Baccarat”) for the latter’s use and distribution of the mobile banking and payment software owned by Telupay PLC. A License Assignment Agreement between Telupay Inc. and Baccarat Overseas Ltd. dated August 21, 2012 assigned to Telupay Inc and part of asset purchase by Mobetize Corp.

Our mobile banking services (“MBS”) technology is a secure, robust method of delivering bank-grade transactions via an intuitive interface on mobile devices. Our MBS technology is not tied to proprietary bank or operator technologies, which gives it the ability to provide its service to all of the major banks, mobile operators, and agent networks worldwide. Highlights of our MBS business development include strong progress in Philippine business where three top ten banks and one of two interbank networks are now using our MBS platform, including Metrobank, Union Bank, United Coconut Planters Bank, and MegaLink, an interbank network servicing 17 national banks in the Philippines.

Markets and Market Penetration

Money transfer market was $965 billion in 2012. Worldwide mobile payment transaction value to surpass $235 billion in 2013.  With 215 million people living outside their country of origin, migrants would form the 5th largest country.  Additionally, the mobile bill payment value is to grow by 44% by 2014. The global mobile transaction market expected to be $617 billion with 448 million users by 2016.

With smartCharge we can reach 3.6 billion prepaid users with over 250 partner mobile network operators in 90 countries including 70-100% coverage in emerging countries, 50 billion air-time top ups transacted annually $20B in commission fees (estimated total market $100b). Marketing and engagement integrate sms messaging alerts and create mobile campaigns and promotions to increase revenues and conversions.

Our smartRemit partner network is spread across 150 countries with over 170,000 agent locations. Further, we have launched Loto Quebec in early 2012 with key optimal payments, a five billion payment processing company.

Top 10 Send Countries US Billion Dollars:

Top 10 Receiving Countries US Billion Dollars:

The paradigm shift of Remittances Going Mobile:

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Revenue

We offer Software as a Service SAS  and Transaction Revenue Sharing model. As such, we receive revenues from the following:

(a)

Integration, service and annual support fees;

(b)

Transactional revenues from customers loading the smart wallet and transacting to complete services like bill payment, airtime recharge and domestic and international money transfers; and

(c)

Addition revenues from Loyalty, Messaging and Mobile Marketing.

Competitive Landscape

We overcome all the typical global remittance market barriers to entry which include:

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Infrastructure;

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Regulations;

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Licenses;

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Security;

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Liquidity of the agents;

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Multi currency settlement; and

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Cash in & cash out networks.

Security and compliance are first and foremost. The customers are ensured the safe handling of cardholder information at every step of the way. What makes our technology a highly reliable and secure platform is that it is supported by the PCI Data Security Standard. The PCI Security Standards Council offers this comprehensive standard to ensure the highest security during card data process. The context includes prevention, detection and appropriate reaction to security incidents.

Mobetize also fully supports OWASP, an international open community dedicated to maintaining the safety and security of software and applications.  Mobetize’s systems are “bank-grade” utilizing the latest industry encryption technologies

Material Contracts

On July 15, 2013, our company entered into a consulting agreement with Stephen Fowler. Pursuant to the agreement, Mr. Fowler will provide us with advice regarding matters of our strategic plans, operations and finances.  In exchange for the service Mr. Fowler is providing us, we will compensate him $8,750 per month and an office allowance of $250 per month until the end of the term of the agreement on April 1, 2015.

Pursuant to the asset purchase and sale agreement, we were assigned the rights to two management services agreements entered into by Priveco.  One management services contract was entered into with Alligato Inc. (“Alligato”) whereby Alligato would provide the following services until May 31, 2014:

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VP, Engineering;

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Solutions Architecture;

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VP, Operations;

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Senior Java Engineer;

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Senior HTML 5 Web Developer

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Network Infrastructure and System Administration;

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Senior Project Management; and

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Financial/Business forecasting analysis.

In exchange for these services, Priveco agreed to compensate Alligato at a rate of $44.25 per hour of work.

The second management services agreement that was assigned to us was entered into with 0853574 BC Ltd. This agreement provided that 0853574 BC Ltd. would provide management services in a capacity of Principal Executive Officer until May 31, 2014.  For these services, 0853574 BC Ltd.is compensated $6,000 per month.  Ajay Hans serves as our Principal Executive Officer under this agreement.

On March 26, 2012, Telupay PLC entered into a five-year license agreement with Baccarat Overseas, Ltd. (“Baccarat”) whereby Baccarat could use and distribute of the mobile banking and payment software owned by Telupay PLC. A License Assignment Agreement between Telupay Inc. and Baccarat Overseas Ltd. dated August 21, 2012 assigned to Telupay Inc.  This License Assignment Agreement was assigned to us as part of the asset and purchase agreement entered into on July 9, 2013.

Intellectual Property

We assert common law trademark rights for the following names in the field of mobile commerce:

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smartBill;

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smartRemit;

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smartCharge;

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smartWallet;

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mPOS;

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mPay; and

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mWallet.

Common law trademark rights are enforceable in provincial courts in Canada, and may be asserted against those who appropriate, dilute or damage the goodwill of our business by using the same or similar trade-names or trademarks. Unlike statutory trademark rights, which are acquired by registration and provide nation-wide protection, common law trademark rights are acquired automatically and provide protection only in the jurisdiction where a business uses a name or logo in commerce. We intend to rely on common law trademark protection until such time as we deem it economical for our business to register our trade-names or trademarks.

We have not registered for the protection of any rights under trademark, patent, or copyright in any jurisdiction.

Our logo:

Our internet site is located at www.mobetize.com.

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Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in the United States and Canada in areas such as consumer protection, government contracts, trade, environmental protection, labor and employment, tax, licensing and others. For example, in the U.S., most states have consumer protection laws and regulations directed specifically toward our industry. In certain jurisdictions, we may have to obtain licenses or permits in order to comply with standards governing consumer protection.

The mobile commerce industry is also subject to requirements, codes and standards imposed by various insurance, approval and listing and standards organizations. Depending upon the type of commerce product and requirements of the applicable local governmental jurisdiction, adherence to the requirements, codes and standards of such organizations is mandatory in some instances and voluntary in others.

Amount Spent on Research and Development the Last Two Fiscal Years

Our company has not spent any money during each of the last fiscal year ended March 31 and the period from February 23, 2012 (date of inception) ended March 31, 2012 on research and development activities.

Additionally, Priveco has spent any money during the fiscal period from March 14, 2012 ended September 30, 2012 and the six month period ended March 31, 2012 (date of inception) ended March 31, 2012 on research and development activities. The money was to produce the remittance products using consulting from Alligato and Stephen Fowler’s time for product development of both airtime recharge and also cash money remittance valued at approximately $700,000.

Employees

Other than our independent contractors, directors and officer who we have or have been assigned independent consulting agreements, we have no full time employees.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (“JOBS”) Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at June 30, 2013, have incurred a net loss of $35,709 since our inception on February 23, 2012.  Priveco has also yet to establish any history of profitable operations and, as at March 31, 2013, has incurred a net loss of $196,599 since their inception on March 14, 2012.  Both of our businesses operations began in 2012 and have resulted in net losses in each year.  We have not generated any revenues since our respective inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Our profitability will require the successful commercialization and sales of our products and planned products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Priveco’s independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the period from March 14, 2012 (date of inception) ended September 30, 2012 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements for the period from March 14, 2012 (date of inception) ended September 30, 2012, Priveco had generated operating losses since inception, and our cash resources are insufficient to meet planned business objectives, which together raises doubt about Priveco’s ability to continue as a going concern.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

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substantial additional cost to obtain a marketable product;

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additional competition resulting from competitors in the surveillance and facial recognition market; and

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delay in obtaining future inflow of cash from financing or partnership activities.

We could face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose existing customers and fail to win new customers. In order to compete effectively in providing mobile commerce solutions for telecom operators and payment service providers, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.  Mobile commerce solution technologies have not achieved widespread commercial acceptance and our strategy of expanding our mobile commerce solution business could adversely affect our business operations and financial condition.

The market for our solutions is still developing and if the industry adopts test criteria that is different from our internal test criteria our competitive position would be negatively affected.  Our plan to pursue sales in international markets may be limited by risks related to conditions in such markets.

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Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon distribution partners to sell and install our products, and we may be adversely affected if those parties do not actively promote their products or pursue installations that use our software.  Further, if our software is not timely delivered or does not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We are governed by only two people, Stephen Fowler and Ajay Hans, which may lead to faulty corporate governance.

We have only two people, Stephen Fowler and Ajay Hans, serving as directors and executive officers who make all the decisions regarding corporate governance.  This includes their respective (executive) compensations, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors approval.  This may lead to ineffective disclosure and accounting controls.  Noncompliance with laws and regulations may result in fines and penalties.  They will have the ability to take any action as they review themselves and approve them.  They will exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the mobile commerce solutions industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in the audited financial statements), continue development of our planned products to meet market evolution, and execute our business plan, generally.  We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs.  We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders.  If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is in part dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We are affected by certain law and governmental regulations which could affect international distribution of our products.

The digital contents and services that are the actual object of in mobile commerce are regulated by regionally valid legislation, including electronic commerce legislation, privacy protection, and regulations concerning harmful and criminal contents. All these are factors that make the mobile commerce market fragmented.

In the United States, some electronic commerce activities are regulated by the Federal Trade Commission (the “FTC”). These activities include the use of commercial e-mails, online advertising and consumer privacy.  Using its authority under Section 5 of the Federal Trade Commission Act, which prohibits unfair or deceptive practices, the FTC has brought a number of cases to enforce the promises in corporate privacy statements, including promises about the security of consumers’ personal information.  As result, any corporate privacy policy related to e-commerce activity may be subject to enforcement by the FTC.

Internationally there is the International Consumer Protection and Enforcement Network (“ICPEN”), which was formed in 1991 from an informal network of government customer fair trade organisations. The purpose was stated as being to find ways of co-operating on tackling consumer problems connected with cross-border transactions in both goods and services, and to help ensure exchanges of information among the participants for mutual benefit and understanding. From this came E-consumer, as an initiative of ICPEN since April 2001. www.econsumer.gov is a portal to report complaints about online and related transactions with foreign companies.

There is also Asia Pacific Economic Cooperation (“APEC”) was established in 1989 with the vision of achieving stability, security and prosperity for the region through free and open trade and investment. APEC has an Electronic Commerce Stearing Group as well as working on common privacy regulations throughout the APEC region.

In addition, future government regulations concerning mobile commerce solutions and payment service issues could have an adverse effect on market acceptance or cause time delays or additional costs to meet requirements.

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If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of software and technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our products. We have not taken any legally enforceable action to protect our proprietary technology and are treating our algorithms, crucial to the development of our business, as trade secrets. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We have not registered various trademarks in the United States. Any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our products and software technology, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products and software may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products and software must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products and software or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products and software may not be favorably received.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•

variations in our operating results;

•

changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•

changes in operating and stock price performance of other companies in our industry;

•

additions or departures of key personnel; and

•

future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

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Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are listed on the Over-the-Counter Bulletin Board quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

An elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

We are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

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Our business will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Priveco did not incur as a private company prior to the private placement financing and asset purchase and sale.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2014, including a Form 10-K for the year ended March 31, 2014, assuming this registration statement is declared effective before that date.  At or prior to March 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on March 31, 2014.  If we do not file a registration statement on Form 8-A at or prior to March 31, 2014, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Priveco’s audited financial statement and the related notes for the fiscal period from March 14, 2012 (date of inception) to September 30, 2012 that appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 12 of this current report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a leading online and mobile commerce platform provider for telecom operators, payment service providers and banks. We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months
Expense	Amount
Consulting Fees for Research and Development	300,000
Management Consulting Fees	300,000
Professional fees	95,000
Rent	17,400
Sales, Travel and Marketing	140,000
Other general administrative expenses	125,000
Total	977,400

We will require funds of approximately $1,000,000 over the next 12 months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about Priveco’s ability to continue as a going concern.

Priveco has incurred a net loss of $196,599 for the period from inception on March 14, 2012 to March 31, 2013 and has not generated any revenue.

The financial statements have been prepared on a going concern basis, which implies that Priveco will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2013, Priveco has not recognized any revenue, and has an accumulated deficit of $196,599. The continuation of Priveco as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from Priveco’s future operations. These factors raise substantial doubt regarding Priveco’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Priveco be unable to continue as a going concern.

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Results of Operations of Priveco for the Period from March 14, 2012 (date of inception) to March 31, 2012, March 14, 2012 (date of inception) to March 31, 2013, and for the Three and Six Month Periods Ended March 31, 2013.

The following summary of results of operations of Priveco should be read in conjunction with the audited financial statements of Priveco for the fiscal period from March 14, 2012 (date of inception) to September 30, 2012.

The operating results of Priveco for the periods from March 14, 2012 (date of inception) to March 31, 2012, March 14, 2012 (date of inception) to March 31, 2013, and for the three and six month periods ended March 31, 2013 are summarized as follows:

		Three Months Ended March 31,		Six Months Ended March 31,		Period from March 14, 2012 (inception) to March 31,		Cumulative from March 14, 2012 (inception) to March 31,
		2013		2013		2012		2013

Revenues	$	Nil	$	Nil	$	Nil	$	Nil
Operating Expenses		$78,329		$121,708		$13,708		$204,947
Other Expenses		$1,400		$1,400	$	Nil		$1,400
Other Revenues		$4,808		$9,427	$	Nil		$9,748
Net Income (Loss)		$(74,921)		$(113,681)		$(13,708)		$(196,599)

Revenues for the six month period ended March 31, 2013, were $Nil as compared to $Nil for the comparative period in from March 14, 2012 (inception) to March 31, 2012.

Expenses

The operating expenses of Priveco for the periods from March 14, 2012 (date of inception) to March 31, 2012, March 14, 2012 (date of inception) to March 31, 2013, and for the three and six month periods ended March 31, 2013 are summarized as follows:

	Three Months Ended	Six Months Ended		Period from March 14, 2012 (inception) to	Cumulative from March 14, 2012 (inception) to
	March 31,	March 31,		March 31,	March 31,
	2013	2013		2012	2013

General & administrative	$9,821	$19,510		$13,347	$33,896
Management Fees	$25,500	$51,000	$	Nil	$117,500
Professional fees	$43,008	$51,198		$361	$53,551

Expenses for the six month period ended March 31, 2013, were $121,708 as compared to $13,708 for the comparative period in from March 14, 2012 (inception) to March 31, 2012. Our expenses are due to our general administrative expenses and management and professional fees of carrying on a business.

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

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Liquidity and Financial Condition

Working Capital
		March 31, 2013	September 30, 2012

Current Assets		$393,221	$326,291
Total Assets		$439,630	$372,700
Current Liabilities		$163,305	$38,398
Working Capital		$229,916	$287,893

Cash Flows
	Six Months Ended March 31, 2013	Period from March 14, 2012 (inception) to March 31, 2012	Period from March 14, 2012 (inception) to March 31, 2013
Net Cash Used in Operating Activities	$90,120	$1,847	$134,394
Net Cash Provided by Financing Activities	$91,919	$8,361	$160,852
Increase (Decrease) in Cash during the Period	$1,799	$ Nil	$10,049
Cash and Cash Equivalents, End of Period	$10,049	$ Nil	$10,049

As of March 31, 2013, Priveco had working capital of $229,916, $393,221 in current assets and $163,305 in current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss of $196,599 since Priveco’s inception on March 14, 2012 to March 31, 2013 was funded primarily by financing and loans, as well as other capital contributions.

From Priveco’s inception on March 14, 2012 to March 31, 2013, they spent $134,394 on operations. During the year ended September 30, 2012, we spent $7,774 on operations. The increase in our expenditures on operating activities during the six months ended March 31, 2013 was primarily due to increases in professional fees.

From Priveco’s inception on March 14, 2012 to March 31, 2013, we received $160,852 from financing activities, which consisted of $120,852 in proceeds from a related party. During the year ended September 30, 2012, we received $32,433 from financing activities, which all consisted of in proceeds from a related party.

From Priveco’s inception on March 14, 2012 to March 31, 2013, they lost $16,409 from investing activities attributed entirely to software development costs.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning September 2013) will be approximately $1,000,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

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Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

Basis of Presentation

The financial statements of Priveco have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  Priveco’s fiscal year end is September 30.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Priveco regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. Priveco bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by Priveco may differ materially and adversely from Priveco’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

Priveco considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of March 31, 2013 and September 30, 2012, Priveco had no cash equivalents.

Notes Receivable

Priveco evaluates the collectability of notes receivable based on the age of receivable balances and debtor credit-worthiness on a periodic basis throughout the fiscal year. If Priveco determines that financial conditions of its debtors have deteriorated or market or economic factors indicate an inability to collect the receivable, an allowance for doubtful accounts may be made or the notes receivables written off if all collection attempts have failed.

Priveco recognizes interest income on notes receivable using the effective interest method. If Priveco determines that the recoverability of any of its notes receivable is not probable, it will place the notes on nonaccrual status and will cease recording interest income. Should Priveco later determine that the notes receivable balance is recoverable, it will resume the accrual of interest.

Revenue Recognition

Priveco recognizes revenue from licensing fees through a non-related party.  Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.

Intangible Assets

Intangible assets include all costs incurred to acquire internet network and channels. Intangible assets are recorded at cost and amortized over its useful life of three years using the straight line method.

Priveco evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. Priveco records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

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Stock-based Compensation

Priveco records stock-based compensation in accordance with ASC 718, “Compensation – Stock compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Net Loss per Share

Priveco computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2013 and September 30, 2012, Priveco did not have any potentially dilutive shares.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Priveco’s financial instruments consist principally of cash, notes receivable, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. Priveco believes that the recorded values of all of Priveco’s other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

Priveco has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and Priveco does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Going Concern

The financial statements have been prepared on a going concern basis, which implies that Priveco will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2013, Priveco has not recognized any revenue, and has an accumulated deficit of $196,599. The continuation of Priveco as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from Priveco’s future operations. These factors raise substantial doubt regarding Priveco’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Priveco be unable to continue as a going concern.

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DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 51 Bay View Drive, Point Roberts, WA 98281.  We pay approximately $250 for the use of this office space.  Our telephone number is (206) 347-4515.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 4, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Stephen Fowler 51 Bay View Drive Point Roberts, WA 98281	President, Principal Financial Officer, Principal Accounting Officer and Director	Common Shares	9,388,696(3)(4)(5) Direct and Indirect	35.3%
Ajay Hans 1018 Cornwall Street New Westminster, BC V3M 1S2 Canada	Principal Executive Officer and Director	Common Shares	8,505,987(6)(7) Indirect	31.9%
All officers and directors as a group		Common stock,	17,894,683	67.2%
		$0.001 par value
5%+ Security Holders
Mobetize Inc. 880-50 West Liberty Street Reno, NV 89501	n/a	Common Shares	22,003,000 Direct	82.6%
		Common stock, $0.001 par value	22,003,000	82.6%
All 5%+ Security Holders

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

Based on 26,633,000 shares issued and outstanding.

(3)

Stephen Fowler directly holds 500,000 shares in Mobetize Corp.

(4)

Stephen Fowler directly holds approximately 31.67% of the issued and outstanding common shares of Mobetize Inc. As a result of this shareholding, Mr. Fowler indirectly holds an additional 6,968,350 shares in Mobetize Corp. through Mobetize Inc.’s holdings of 22,003,000 shares in Mobetize Corp.

(5)

Forte Finance Limited (“Forte Finance”), a corporation under the laws of Malta, directly holds approximately 8.91% of the issued and outstanding common shares of Mobetize Inc. Further, Stephen Fowler directly holds approximately 98% of the issued and outstanding common shares of Forte Finance. As a result of Mr. Fowler’s shareholdings in Forte Finance, Mr. Fowler indirectly holds an additional 1,920,346 shares in Mobetize Corp. through Forte Finance’s holdings in Mobetize Inc.’s holdings of 22,003,000 shares in Mobetize Corp.

(6)

Ajay Hans directly holds approximately 22.72% of the issued and outstanding common shares of Mobetize Inc. As a result of this shareholding, Mr. Hans indirectly owns 4,998,817 shares in Mobetize Corp. through Mobetize Inc.’s holdings of 22,003,000 shares in Mobetize Corp.

(7)

Alligato Inc. (“Alligato”), a corporation registered under the laws of British Columbia, directly holds approximately 18.18% of the issued and outstanding common shares of Mobetize Inc. Further, Ajay Hans directly holds approximately 87.7% of the issued and outstanding common shares of Alligato. As a result of Mr. Hans’ shareholdings in Alligato, Mr. Hans indirectly holds an additional 3,507,170 shares in Mobetize Corp. through Alligato’s holdings in Mobetize Inc.’s holdings of 22,003,000 shares in Mobetize Corp.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Stephen Fowler	61	President, Principal Financial Officer, Principal Accounting Officer and Director
Ajay Hans	41	Principal Executive Officer and Director

Our directors will serve in their respective capacities until our next annual shareholder meeting or until their respective successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in mobile commerce solutions for telecommunication operators and payment service providers, high-growth and technology marketing, and domestic and international sales and business development. The team represents a cross-disciplinary approach to management and business development.

Stephen Fowler – President, Principal Financial Officer, Principal Accounting Officer and Director

Mr. Fowler is currently the president of Priveco, lead innovators of mobile commerce, mobile payments and banking solutions for alternative financial companies, telecom operators, merchants and banks.  Priveco has mobile and online solutions for remittance, airtime recharge, payments and billing and Telupay has solutions for mobile banking. Since 2006, he has also been the CEO of Forte Finance Limited.  Forte Finance Limited has engaged in corporate, strategic planning advice and consultation primarily to small cap companies by assisting them in raising capital from equity and in addition creating programs to increase shareholder value and share liquidity. These companies were headquartered in Canada, USA and the UK operating in the oil and gas, mineral exploration, clean-technology and high-technology industries.

From February 2010 to September 2011, Mr. Fowler was the Co-Founder, Director and Corporate Advisor of Telupay PLC.  Telupay PLC developed and deployed a fully secure mobile banking and eCommerce payments solution provider for banks, telcos or remittance companies.

Mr. Fowler earned his B.A. in Business Administration & Accounting in Brighton, Sussex, United Kingdom.  Further, Mr. Fowler has completed the Canadian Securities Course Investment Securities Exam and has taken the Branch Manager Exam in investment banking, Chartered Accounting course in accounting, law and tax, and the CPA accounting course.

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Ajay Hans – Principal Executive Officer and Director

Ajay Hans has over 15 years of technology new venture development and financial experience in the development, marketing and implementation of complex billing and payment related software technologies dedicated for MNO’s and MVNO’s.  Mr. Hans has served as CEO & COO of Dynegent; VP Operations OAN Services Canada – OAN pioneered telecom billing and clearing solutions across North America processing $500 million annually in LEC Billing transactions (ie. a form of billing for internet-based or other usually electronic services where the user is charged through his account with the local telephone company (also known as the Local Exchange Carrier), rather than directly from the provider of the service).  Additionally, he is actively involved in speaking engagements for Pacific Crest Securities.  Successful exit of OAN to Billing Services Group.

Mr. Hans oversees Mobetizes’ strategic vision and tactical execution. He has held senior executive positions with leading telecom software technology companies where he successfully implemented solutions for brands including SaskTel, Sprint and AT&T.

Mr. Hans earned a Bachelor’s of Business degree from the British Columbia Institute of Technology and has completed an Executive Management Program at Simon Fraser University as well as the Executive Managerial Success Program from Harvard Business School.

Our company believes that both Mr. Hans’ and Mr. Fowler’s educational background, and business and operational experience give them each the qualifications and skills necessary to serve in their respective roles as directors and officers our company. Our board of directors now consists of Stephen Fowler of Ajay Hans.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our company is not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and consequently our affiliates are not subject to the reporting requirements of Section 16(a).

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Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Year of Our Company Ended March 31, 2013 and the period from February 23, 2012 (date of inception) to March 31, 2012

The particulars of the compensation paid to the following persons:

•

our principal executive officer;

•

our principal financial officer;

•

each of our three most highly compensated executive officers who were serving as executive officers at the fiscal year ended March 31, 2013 and the period from February 23, 2012 (date of inception) to March 31, 2012; and

•

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the fiscal year ended March 31, 2013 and the period from February 23, 2012 (date of inception) to March 31, 2012, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Stephen Fowler President, Principal Financial Officer, Principal Accounting Officer and Director(1)	2013	Nil	Nil	Nil	Nil	Nil	Nil
Ajay Hans Principal Executive Officer and Director(2)	2013	Nil	Nil	Nil	Nil	Nil	Nil
Ksenia Shpeyzer Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director(3)	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)

Stephen Fowler was appointed to all respective director and officer positions with our company on July 12, 2013. Pursuant to the agreement with our company on July 15, 2013, Mr. Fowler will provide us with advice regarding matters of our strategic plans, operations and finances.  In exchange for the service Mr. Fowler is providing to us, we will compensate him $8,750 per month and an office allowance of $250 per month until the end of the term of the agreement on April 1, 2015.

(1)

Ajay Has was appointed to as a director with our company on September 4, 2013. Pursuant to the agreement with assigned to us on September 4, 2013, Mr. Hans will serve as Principal Executive Officer of our company.  In exchange for the service Mr. Hans is providing to us, we will compensate 0853574 BC Ltd. $6,000 per month and until the end of the term of the agreement on May 31, 2014.

(2) Ksenia Shpeyzer resigned from all director and officer positions with our company on July 12, 2013.

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Summary of Employment Agreements and Material Terms

We have no employees other than our directors and officers discussed below. Management and office administration services are provided under a management consulting agreement.

Other than as set out in this Prospectus we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2013 of Our Company

For the fiscal year ended March 31, 2013, no director or executive officer of our company has received compensation from us pursuant to any compensatory or benefit plan.  There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Fowler(1) Principal Financial Officer, Principal Accounting Officer and Director	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Ajay Hans(2) Principal Executive Officer and Director	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Ksenia Shpeyzer(3) Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director(2)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil

	(1)							Stephen Fowler was appointed to all respective director and officer positions with our company on July 12, 2013.
	(2)							Ajay Hans was appointed to as a director and officer position with our company on September 4, 2013.
	(3)							Ksenia Shpeyzer resigned from all director and officer positions with our company on July 12, 2013.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended March 31, 2013 for our company and the fiscal year ended September 30, 2012 for Priveco.

Summary Compensation Table — Fiscal Period from March 14, 2012 to September 30, 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other director received total annual salary and bonus compensation in excess of $100,000.

		Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)
Stephen Fowler(1)	2012	Nil	$42,000	Nil	Nil	Nil	Nil	$42,000
(1)	Stephen Fowler was appointed to all respective director and officer positions with Priveco on March 14, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

During year ended March 31, 2013, a director loaned us $3,610.  The loan is non-interest bearing, due upon demand and unsecured.  During the same period, the director also paid for expenses on behalf of company in the amount of $4,000.  As of March 31, 2013, our company owed the director a total of $7,927 for cash loaned and expenses paid.

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Transactions with Related Persons of Priveco

During the period ended March 31, 2013, Priveco incurred $30,000 (2012 - $nil) of management fees and $6,000 (2012 - $nil) of rent to the President and CEO of Priveco.

During the period ended March 31, 2013, Priveco incurred $21,000 (2012 - $nil) of management fees to a company controlled by a Director of Priveco.

As at March 31, 2013, Priveco owes $110,352 (September 30, 2012 - $30,418) to the President and CEO of Priveco for payment of expenditures on behalf of Priveco. The amounts owing are unsecured, non-interest bearing, and due on demand.

As at March 31, 2013, Priveco owes $10,500 (September 30, 2012 - $nil) to a company controlled by a director of Priveco.

Promoters and Certain Control Persons

We have no employees.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTC Bulletin Board under the trading symbol “SAVID”.   The “D” will be placed on our ticker symbol for 20 business days from August 14, 2013 and then our stock symbol will change from “SAVID” to “MPAY” to better reflect the new name of our company.

We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

There has been no first trade of our common stock.

Holders

As of September 13, 2013, there were approximately 16 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

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RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 525,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•

the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Island Stock Transfer Company.  Their mailing address is 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On July 9, 2013, we entered into an asset purchase and sale agreement with Priveco. Pursuant to the terms of the agreement, we agreed to acquire substantially all of the assets of Priveco in exchange for the issuance by our company of 22,003,000 shares of our common stock to Priveco.

In connection with the asset purchase and sale agreement, Mr. Fowler agreed to cancel 18,400,000 shares of our common stock. Information with respect to Mr. Fowler’s beneficial ownership of our securities is contained in section of the Current Report entitled “Security Ownership of Certain Beneficial Owners And Management”.

Concurrently, on September 4, 2013, we closed the asset purchase and sale by issuing the required 22,003,000 common shares to Priveco.  As a result of these transactions, we have 26,633,000 common shares issued and outstanding. These securities issued to Priveco pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended

26

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 12, 2013, Ms. Shpeyzer had resigned as our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director.  Ms. Shpeyzer’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.  Concurrently with Ms. Shpeyzer’s resignation, Mr. Stephen Fowler was appointed as our President, Principal Financial Officer, Principal Accounting Officer and Director.

On September 4, 2013, Ajay Hans was appointed as a Director and Principal Executive Officer of our company.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the section entitled “Directors and Executive Officers, Promoters and Control Persons” on page 27 of this report, which disclosure is incorporated herein by reference.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•

Audited financial statements of Priveco from March 14, 2012 (inception) to September 30, 2012.

•

Unaudited financial statements of Priveco for the six months ended March 31, 2013.

•

Pro-forma financial statements of our company.

 (d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement with Mobetize, Inc. dated July 9, 2013 (incorporated by reference to our Quarterly Report for June 30, 2013 on Form 10-Q/A filed on September 10, 2013).
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on May 30, 2012).
3.2	Certificate of Amendment filed on August 8, 2013 (incorporated by reference to our Current Report on Form 8-K filed on August 15, 2013).
3.3	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on May 30, 2012).
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form S-1 filed on May 30, 2012).
10.1	Optimal Payment Agreement between Alligato, Inc. and Mobetize Inc. dated August 11, 2011.
10.2	Software Application Service and Support Agreement between Rentmoola Payment Solutions, Inc. and Alligato, Inc. dated January 1, 2012.
10.3	Software Application Service and Support Agreement between Trust Cash Corp. and Alligato, Inc. dated January 1, 2012.
10.4	Service Agreement between Zipmark, Inc. Alligato, Inc. dated November 30, 2012.
10.5	License Agreement between Telupay PLC and Mobetize Inc. dated March 26, 2012.
10.6	License Assignment Agreement between Telupay Inc. and Baccarate Overseas Ltd. dated August 21, 2012.
10.7	Transfer to Services Agreement between Alligato Inc. and Mobetize Inc. dated May 31, 2013.
10.8	Consulting Agreement between our company and Stephen Fowler dated July 15, 2013.
10.9	Management Services Agreement between Mobetize Inc. and Alligato Inc. dated June 1, 2013.
10.10	Management Services Agreement between Mobetize Inc. and 053574 BC Ltd. dated June 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

Dated: September 13, 2013	By: /s/ Stephen Fowler
Stephen Fowler
President, Treasurer, Secretary, Chief Financial Officer and Chief Accounting Officer, President and Director

27

Mobetize, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

September 30, 2012

Balance Sheet

F–2

Statements of Operation

F–3

Statement of Stockholders’ Equity

F–4

Statement of Cash Flows

F–5

Notes to the Financial Statements

F–6

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Mobetize, Inc. (F.K.A Telupay, Inc.)

We have audited the accompanying balance sheet of Mobetize, Inc.(F.K.A. Telupay, Inc.) (An Development Stage Company) (the “Company”) as of September 30, 2012 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception (March 14, 2012) through September 30, 2012. Mobetize, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobetize, Inc. (An Development Stage Company) as of September 30, 2012 and the results of its operations and its cash flows for the period from inception (March 14, 2012) through September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith, LLC

Henderson, Nevada

November 27, 2012

F-1

MOBETIZE INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

September 30, 2012

ASSETS

Cash and cash equivalents	$ 8,250
Notes receivable	317,720
Interest receivable	321

Total Current Assets	326,291

Intangible assets (Note 4)	46,409

Total Assets	$ 372,700

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	$ 5,965
Due to a related party (Note 5)	32,433

Total Current Liabilities	38,398

STOCKHOLDERS’ EQUITY

Common Stock
Authorized: 60,000,000 common shares with a par value of $0.001 per share	16,450
Issued and outstanding: 16,450,000 common shares

Additional paid-in capital	400,770
Accumulated deficit during the development stage	(82,918)

Total Stockholders’ Equity	334,302

Total Liabilities and Stockholders’ Equity	$ 372,700

(The accompanying notes are an integral part of these condensed financial statements)

F-2

MOBETIZE INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the period from inception (March 14, 2012) to September 30, 2012

Revenue	$ –

Operating Expenses

General and administrative	14,386
Management fees	66,500
Professional fees	2,353

Total Operating Expenses	83,239

Net loss before other income	(83,239)

Other income

Interest income	321

Net loss	$ (82,918)
Net Loss per Share – Basic	$ (0.18)
Weighted Average Shares Outstanding – Basic	466,418

(The accompanying notes are an integral part of these condensed financial statements)

F-3

MOBETIZE INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

From Inception (March 14, 2012) to September 30, 2012

(Expressed in U.S. dollars)

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance – March 14, 2012 (Date of Inception)	–	$ –	$ –	$ –	$ –

Founders shares	3,000,000	3,000	–	–	3,000

Shares issued for software license	1,200,000	1,200	28,800	–	30,000

Shares issued for notes receivable	11,585,000	11,585	306,135	–	317,720

Shares issued for services	665,000	665	65,835	–	66,500

Net loss for the period	–	–	–	(82,918)	(82,918)
	–	–
Balance – September 30, 2012	16,450,000	$ 16,450	$ 400,770	$ (82,918)	$ 334,302

(The accompanying notes are an integral part of these condensed financial statements)

F-4

MOBETIZE INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the period from Inception (March 14, 2012) to September 30, 2012

Operating Activities

Net loss	$ (82,918)

Adjustments to reconcile net loss to net cash used in operating activities:

Shares issued for services Sh	66,500
Shares issued for incorporation cost	3,000
Note receivable interest	(321)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	5,965

Net Cash Used In Operating Activities	(7,774)

Investing Activities

Software development costs	(16,409)

Net Cash Used In Investing Activities	(16,409)

Financing Activities

Proceeds from related party	32,433

Net Cash Provided by Financing Activities	32,433

Increase in Cash	8,250

Cash – Beginning of Period	–

Cash – End of Period	$ 8,250

Non-cash investing and financing activities

Shares issued for acquisition of software licence	$ 30,000
Shares issued for acquisition of notes receivable	$ 317,720

Supplemental Disclosures

Interest paid	$ –
Income tax paid	$ –

(The accompanying notes are an integral part of these condensed financial statements)

F-5

MOBETIZE INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Mobetize Inc. (the “Company”), formerly Telupay Inc, was incorporated in the state of Nevada on March 14, 2012. The Company is a development stage company that plans to offer mobile banking technologies and service. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of September 30, 2012, the Company has not recognized any revenue, and has an accumulated deficit of $82,918. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is September 30, 2012.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of September 30, 2012, the Company had no cash equivalents.

d)

Notes Receivable

The Company evaluates the collectability of notes receivable based on the age of receivable balances and debtor credit-worthiness. If the Company determines that financial conditions of its debtors have deteriorated, an allowance for doubtful accounts may be made or the notes receivables written off if all collection attempts have failed.

The Company recognizes interest income on notes receivable using the effective interest method. If the Company determines that the recoverability of any of its notes receivable is not probable, it will place the notes on nonaccrual status and will cease recording interest income. Should the Company later determine that the notes receivable balance is recoverable, it will resume the accrual of interest.

F-6

2.

Summary of Significant Accounting Policies (continued)

e)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

f)

Revenue Recognition

The Company recognizes revenue from licensing fees through a non-related party.  Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.

g)

Intangible Assets

Intangible assets include all costs incurred to acquire internet network and channels. Intangible assets are recorded at cost and amortized over useful lives of three years using the straight line method.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

h)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

i)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2012, the Company did not have any potentially dilutive shares.

j)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of September 30, 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

F-7

2.

Summary of Significant Accounting Policies (continued)

k)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, notes receivable, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

l)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Receivable

a)

On September 12, 2012, the Company acquired outstanding notes receivable of $112,329, comprised of principal balance of $100,000 and accrued interest of $12,329, from a non-related company in exchange for the issuance of 1,125,000 common shares of the Company.  The notes are unsecured, bears interest at 6% per annum, and due on demand.  The notes are convertible into common shares of Telupay PLC at a rate of $0.30 per common share at the option of the Company. Since September 12, 2012, $147 in interest income has been accrued on the note.

b)

On September 24, 2012, the Company acquired outstanding notes receivable of $196,892, comprised of principal balance of $175,000 and accrued interest of $21,892, from a company controlled by the President and Director of the Company, in exchange for the issuance of 1,960,000 common shares of the Company.  The notes are unsecured, bears interest at 6% per annum, and due on demand.  The notes are convertible into common shares of Telupay PLC at a rate of $0.28 per common share at the option of the Company. Since September 12, 2012, $172 in interest income has been accrued on the note

c)

On April 4, 2012, the Company acquired an outstanding notes receivable of $8,500, from the President and Director of the Company in exchange for the issuance of 8,500,000 common shares of the Company. The note is unsecured, bears interest at 0% per annum, and due on demand.

d)

The Company has assessed the collectability of these notes receivable and determined that they are collectible and no write down is required.

4.

Intangible Assets

	Cost	Accumulated Amortization	September 30, 2012 Net Carrying Value

Software license	46,409	–	46,409

a)

On March 26, 2012, the Company acquired the rights to use, distribute, and incorporate software related to mobile banking and payment software from Baccarat Overseas Ltd., a non-related company, in exchange for 1,200,000 common shares with a fair value of $30,000.

b)

During the period ended September 30, 2012, the Company incurred $16,409 for development of the software, all of which has been capitalized.

5.

Related Party Transactions

a)

During the period ended September 30, 2012, the Company incurred $42,000 of management fees to the President and CEO of the Company, which was settled by the issuance of 420,000 common shares of the Company.  Refer to Note 6(d).

b)

During the period ended September 30, 2012, the Company incurred $24,500 of management fees to a company controlled by a Director of the Company, which was settled by the issuance of 245,000 common shares of the Company.  Refer to Note 6(d).

c)

As at September 30, 2012, the Company owes $32,433 to the President and CEO of the Company for payment of expenditures on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

d)

As at September 30, 2012, the President and CEO of the Company owes $8,500 of notes receivable to the Company. The amount owing is unsecured, non-interest bearing, and due on demand.

.

F-8

 6.

Common Stock

a)

 On August 22, 2012, the Company issued 1,200,000 common shares with a fair value of $30,000 in exchange for the acquisition of the software license, as noted in Note 3.

b)

On September 28, 2012, the Company issued 1,125,000 common shares to acquire outstanding notes receivable with a fair value of $112,329.

c)

On September 28, 2012, the Company issued 1,960,000 common shares to acquire outstanding notes receivable with a fair value of $196,892. On September 28, 2012, the Company issued 3,000,000 common shares for founder’s shares with a fair value of $3,000

d)

On September 28, 2012, the Company issued 8,500,000 common shares for a note receivable of $8,500.

e)

On September 28, 2012, the Company issued 665,000 common shares to settle outstanding management fees with a fair value of $66,500.

7.

Income Taxes

The Company has a net operating loss carried forward of $82,918 available to offset taxable income in future years which commence expiring in fiscal 2032. As of September 30, 2012, the Company incurred stock-based compensation $66,500, which is not deductible.

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

September 30, 2012

Income tax recovery at statutory rate	(5,746)

Permanent difference and other	–

Valuation allowance change	5,746

Provision for income taxes	–

The significant components of deferred income tax assets and liabilities at September 30, 2012 are as follows:

September 30, 2012

Net operating loss carried forward	5,746

Valuation allowance	(5,746)

Net deferred income tax asset	–

Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.  As at September 30, 2012, the Company has no uncertain tax positions.

8.

Subsequent Events

On November 6, 2012, the Company acquired outstanding notes receivable of $55,351, comprised of principal balance of $50,000 and accrued interest of $5,531, from a non-related company in exchange for the issuance of 553,000 common shares of the Company.  The notes are unsecured, bears interest at 6% per annum, and due on demand.  The notes are convertible into common shares of Telupay PLC, a non-related company, at a rate of $0.30 per common share at the option of the Company.

F-9

Mobetize, Inc.
(F.K.A. Telupay. Inc.)

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the Period Ended March 31, 2013

(Unaudited)

Independent Accountant’s Review Report

Balance Sheets

F–2

Statements of Operations

F–3

Statements of Cash Flows

F–4

Notes to the Financial Statements

F–5

29

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Directors and Stockholders

Mobetize, Inc

Report on the Financial Statements

We have reviewed the accompanying balance sheets of Mobetize, Inc (F.K.A Telupay, Inc)(a Development Stage Company) as of March 31, 2013, and the related statements of operation and cash flows for the three and six months then ended and for the period from inception (March 14, 2012) through March 31, 2013. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Auditor's Responsibility

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC De Joya Griffith
Henderson, Nevada
July 15, 2013

29

Mobetize, Inc.
(F.K.A. Telupay. Inc.)

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

March 31, 2013	September 30, 2012

ASSETS

Cash

$10,049	$8,250

Notes receivable (Note 3)

373,424	317,720

Interest receivable

9,748	321

Total current assets

393,221	326,291

  Intangible asset (Note 4)

46,409	46,409

Total assets

$439,630	$372,700

LIABILITIES

Current liabilities

Accounts payable and accrued liabilities

$2,453	$5,965

Accounts payable - related party

36,500	–

Due to related parties (Note 5)

84,352	32,433

Convertible debenture

40,000	–

Total current liabilities

163,305	38,398

STOCKHOLDERS’ EQUITY

Common stock

Authorized: 60,000,000 common shares with a par value of $0.001 per share

17,003	16,450

Issued and outstanding: 17,003,000 and 16,450,000 common shares, respectively

Additional paid-in capital

455,921	400,770

Accumulated deficit during the development stage

(196,599)	(82,918)

Total stockholders’ equity

276,325	334,302

Total liabilities and stockholders’ equity

$439,630	$372,700

(The accompanying notes are an integral part of these condensed financial statements)

F-1

Mobetize, Inc.
(F.K.A. Telupay. Inc.)

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

	For the three months ended March 31, 2013	For the six months ended March 31, 2013	For period from March 14, 2012 (Date of Inception) to March 31, 2012	Accumulated from the period from March 14, 2012 (Date of Inception) to March 31, 2013

Revenue

	–	–	–	–

Operating expenses

General and administrative	9,821	19,510	13,347	33,896
Management fees	25,500	51,000	–	117,500
Professional fees	43,008	51,198	361	53,551

Total operating expenses

	78,329	121,708	13,708	204,947

Other income (expense)

Interest expense

	(1,400)	(1,400)	–	(1,400)

Interest revenue

	4,808	9,427	–	9,748

Net loss

	(74,921)	(113,681)	(13,708)	(196,599)
Net loss per share – basic	–	(0.01)	–
Weighted average shares outstanding – basic	17,003,000	16,893,615	–

(The accompanying notes are an integral part of these condensed financial statements)

F-2

Mobetize, Inc.
(F.K.A. Telupay. Inc.)

(A Development Stage Company)

Statements of Cashflows

(Expressed in US dollars)
	For the six months ended March 31, 2013	For the period from March 14, 2012 (Date of Inception) to March 31, 2012	Accumulated from the period from March 14, 2012 (Date of Inception) to March 31, 2013

Operating activities

Net loss	$(113,681)	$(13,708)	$(196,599)

Adjustments to reconcile net loss to net cash used in operating activities:

Shares issued for services	–	8,500	66,500
Shares issued for incorporation cost	–	3,000	3,000
Interest receivable	(9,427)	–	(9,748)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	(3,512)	361	2,453
Accounts payable - related party	36,500	–

Net cash used in operating activities	(90,120)	(1,847)	(134,394)

Investing activities

Software development costs	–	(6,514)	(16,409)

Net cash used in investing activities	–	(6,514)	(16,409)

Financing activities

Proceeds from issuance of convertible debt	40,000	–	40,000
Proceeds from related party	56,603	8,361	120,852
Repayments to related party	(4,684)

Net cash provided by financing activities	91,919	8,361	160,852

Increase in cash	1,799	–	10,049

Cash – beginning of period	8,250	–	–

Cash – end of period	$10,049	$–	$10,049

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

Non-cash investing and financing activities:
Shares issued for acquisition of software licence	–	–	30,000
Shares issued for acquisition of notes receivable	55,704	–	373,424

(The accompanying notes are an integral part of these condensed financial statements)

F-3

1.

Nature of Operations and Continuance of Business

Mobetize, Inc. (the “Company”) was incorporated in the state of Nevada on March 14, 2012 under the name Telupay, Inc. The Company is a development stage company that plans to offer mobile banking technologies and service. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2013, the Company has not recognized any revenue, and has an accumulated deficit of $196,599. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is September 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of March 31, 2013 and September 30, 2012, the Company had no cash equivalents.

F-4

2.

Summary of Significant Accounting Policies (continued)

e)

Notes Receivable

The Company evaluates the collectability of notes receivable based on the age of receivable balances and debtor credit-worthiness on a periodic basis throughout the fiscal year. If the Company determines that financial conditions of its debtors have deteriorated or market or economic factors indicate an inability to collect the receivable, an allowance for doubtful accounts may be made or the notes receivables written off if all collection attempts have failed.

The Company recognizes interest income on notes receivable using the effective interest method. If the Company determines that the recoverability of any of its notes receivable is not probable, it will place the notes on nonaccrual status and will cease recording interest income. Should the Company later determine that the notes receivable balance is recoverable, it will resume the accrual of interest.

f)

Revenue Recognition

The Company recognizes revenue from licensing fees through a non-related party.  Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.

g)

Intangible Assets

Intangible assets include all costs incurred to acquire internet network and channels. Intangible assets are recorded at cost and amortized over its useful life of three years using the straight line method.

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

h)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

i)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2013 and September 30, 2012, the Company did not have any potentially dilutive shares.

j)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of March 31, 2013 and September 30, 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

F-5

2.

Summary of Significant Accounting Policies (continued)

k)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, notes receivable, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

l)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Receivable

a)

On November 6, 2012, the Company acquired outstanding notes receivable of $55,704, comprised of principal balance of $50,000 and accrued interest of $5,704, from a non-related company in exchange for the issuance of 553,000 common shares of the Company.  The note is unsecured, bears interest at 6% per annum, and is due on demand.  The note is convertible into common shares of Telupay PLC, a non-related company, at a rate of $0.30 per common share at the option of the Company. As at March 31, 2013, the Company accrued $1,200 of interest receivable.

b)

On September 12, 2012, the Company acquired outstanding notes receivable of $112,329, comprised of principal balance of $100,000 and accrued interest of $12,329, from a non-related company in exchange for the issuance of 1,125,000 common shares of the Company.  The notes are unsecured, bears interest at 6% per annum, and due on demand.  The notes are convertible into common shares of Telupay PLC, a non-related company, at a rate of $0.30 per common share at the option of the Company. As at March 31, 2013, the Company accrued $3,108 of interest receivable.

F-6

3.

Notes Receivable (continued)

c)

On September 24, 2012, the Company acquired outstanding notes receivable of $196,892, comprised of principal balance of $175,000 and accrued interest of $21,892, from a company controlled by the President and Director of the Company, in exchange for the issuance of 1,960,000 common shares of the Company.  The notes are unsecured, bears interest at 6% per annum, and due on demand.  The notes are convertible into common shares of Telupay PLC, a non-related company, at a rate of $0.28 per common share at the option of the Company. As at March 31, 2013, the Company accrued $5,440 of interest receivable.

d)     On April 4, 2012, the Company acquired an outstanding notes receivable of $8,500, from the President and Director of the Company in exchange for the issuance of 8,500,000 common shares of the Company.  The note is unsecured, bears interest at 0% per annum, and due on demand.

The Company has assessed the collectability of these notes receivable and determined that they are collectible and no write down is required.

4.

Intangible Assets

	Cost	Accumulated Amortization	March 31, 2013 Net Carrying Value	September 30, 2012 Net Carrying Value

Software license	46,409	–	46,409	46,409

a)

On March 26, 2012, the Company acquired the rights to use, distribute, and incorporate software related to mobile banking and payment software from Baccarat Overseas Ltd., a non-related company, in exchange for 1,200,000 common shares with a fair value of $30,000.

b)

The Company has determined that the software is not ready for consumer use and as such no amortization has been recorded as of March 31, 2013.

5.

Related Party Transactions

a)

During the period ended March 31, 2013, the Company incurred $30,000 (2012 - $nil) of management fees and $6,000 (2012 - $nil) of rent to the President and CEO of the Company.

b)

During the period ended March 31, 2013, the Company incurred $21,000 (2012 - $nil) of management fees to a company controlled by a Director of the Company.

c)

As at March 31, 2013, the Company owes $110,352 (September 30, 2012 - $30,418) to the President and CEO of the Company for payment of expenditures on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

d)

As at March 31, 2013, the Company owes $10,500 (September 30, 2012 - $nil) to a Company controlled by a Director of the Company.

6.

Convertible Debenture

On December 12, 2012, the Company entered into a convertible promissory note agreement for $20,000. Pursuant to the agreement, the note is convertible into common shares at a conversion price of $0.20 per share, carries 12% interest, and is due on December 11, 2013. As of March 31, 2013, the Company has recorded accrued interest in the amount of $800.

On January 1, 2013, the Company entered into a convertible promissory note agreement for $20,000. Pursuant to the agreement, the note is convertible into common shares at a conversion price of $0.20 per share, carries 12% interest and, is due on January 1, 2014. . As of March 31, 2013, the Company has recorded accrued interest in the amount of $600.

7.

Common Stock

a)

On November 6, 2012, the Company issued 553,000 common shares to acquire outstanding notes receivable with a fair value of $55,704.

b)

On September 28, 2012, the Company issued 3,000,000 common shares for founder’s shares with a fair value of $3,000.

c)     On September 28, 2012, the Company issued 8,500,000 common shares for a note receivable of $8,500. On September 28, 2012, the Company issued 1,960,000 common shares to acquire outstanding notes receivable with a fair value of $196,892.

F-7

7.

Common Stock (continued)

d)     On September 28, 2012, the Company issued 1,125,000 common shares to acquire outstanding notes receivable with a fair value of $112,329.

e)    On September 28, 2012, the Company issued 665,000 common shares to settle outstanding management fees with a fair value of $66,500.

f)     On August 22, 2012, the Company issued 1,200,000 common shares with a fair value of $30,000 in exchange for the acquisition of the software license, as noted in Note 3.

F-8

Mobetize Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Pro-Forma Financial Statements

For the Period Ended March 31, 2013

(unaudited – prepared by management)

Pro-Forma Balance Sheets

1

Pro-Forma Statements of Operations for the period ended March 31, 2013

2

Notes to the Pro-Forma Financial Statements

3

30

Mobetize, Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Pro-Forma Balance Sheets

As at March 31, 2013

(Expressed in US dollars)

(unaudited)

Slavia, Corp. at March 31, 2013 $	Mobetize, Inc. at March 31, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

		(Note 3)

ASSETS

Cash and cash equivalents

39	10,049	250,000	260,088

Prepaid expenses

4,333	–	–	4,333

Notes receivable

–	373,424	–	373,424

Interest receivable

–	9,748	–	9,748

Total Current Assets

4,372	393,221	250,000	647,593

Software license

–	46,409	1,400,000	1,446,409

Total Assets

4,372	439,630	1,650,000	2,094,002

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities

–	2,453	–	2,453

Accounts payable - related party

–	36,500	–	36,500

Due to related parties

7,927	84,352	(7,927)	84,352

Convertible debenture

–	40,000	–	40,000

Total Liabilities

7,927	163,305	(7,927)	163,305

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock

3,290	17,003	1,000	26,633

		4,000

		19,740

		(18,400)

		(22,003)

		22,003

Additional paid-in capital

23,010	455,921	249,000	2,100,663

		1,396,000

		(19,740)

		18,400

		7,927

		22,003

		(22,003)

		(29,855)

Accumulated deficit during the development stage

(29,855)	(196,599)	29,855	(196,599)

Total Stockholders’ Equity (Deficit)

(3,555)	276,325	1,657,927	1,930,697

Total Liabilities and Stockholders’ Equity (Deficit)

4,372	439,630	1,650,000	2,094,002

F-1

Mobetize, Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Year Ended March 31, 2013

(Expressed in US dollars)

(unaudited)

	Slavia, Corp. for the twelve months ended March 31, 2013 $	Mobetize, Inc. for the twelve months ended March 31, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

General and administrative	20,238	20,549	–	40,787
Management fees	–	126,100	–	126,100
Professional fees	9,500	44,590	–	54,090

Total Operating Expenses	29,738	191,239	–	220,977

Net Loss Before Other Expense	(29,738)	(191,239)	–	(220,977)

Other Income (Expense)

Interest expense	–	(1,400)	–	(1,400)
Interest revenue	–	9,427	–	9,427

Net Loss

	(29,738)	(183,212)	–	(212,950)

Pro Forma Loss Per Share (Note 5)

F-2

Mobetize Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Basis of Presentation

On July 9, 2013, Mobetize, Corp. (formerly Slavia, Corp.) (“Mobetize” or the “Company) entered into a purchase and sale agreement with Mobetize, Inc. (“Priveco”), a private corporation formed under the state of Nevada on March 14, 2012.  Under the terms of the agreement, Mobetize will acquire the net assets of Priveco in exchange for 22,003,000 common shares of the Company.  After the close of the asset purchase and sale agreement, there are 26,633,000 common shares issued and outstanding and Priveco will control approximately 84% of the total issued and outstanding common shares of Mobetize, resulting in a reverse takeover.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Mobetize.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of Mobetize and Priveco as at March 31, 2013, giving effect to the transaction as if it occurred on the respective balance sheet date; and

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Mobetize and Priveco for the period ended March 31, 2013.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Mobetize for the year ended March 31, 2013. Based on the review of the accounting policies of Mobetize and Priveco, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Mobetize.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Mobetize’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Mobetize which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Priveco are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma financial statements.

F-3

Mobetize Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Asset Purchase and Sale Agreement between Mobetize, Corp. and Mobetize, Inc.

On July 9, 2013, the Company entered into a purchase and sale agreement with Priveco.  Pursuant to the agreement, Mobetize will acquire the net assets of Priveco in exchange for 22,003,000 common shares of Mobetize.  After the close of the asset purchase and sale agreement, there will be 26,633,000 common shares outstanding, of which Priveco will control approximately 22,503,000 common shares, or 84% of the total issued and outstanding common shares of Mobetize, resulting in a change of control.  The 22,503,000 common shares held by Priveco is comprised of 22,003,000 from the asset purchase and sale agreement and 500,000 common shares held by the President and Director of Mobetize which was acquired in a private transaction prior to the purchase and sale agreement.  The transaction was accounted for as a reverse recapitalization transaction, as Mobetize qualifies as a non-operating public shell company given the fact that the Company held nominal net monetary assets, consisting primarily of cash at the time of merger transaction.  As Priveco is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of Priveco.  The equity of Priveco is presented as the equity of the combined company and the capital stock account of Priveco is adjusted to reflect the part value of the outstanding and issued common stock of the legal acquirer (Mobetize) after giving effect to the number of shares issued in the purchase and sale agreement.  Shares retained by Mobetize are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

Subsequent to March 31, 2013, Priveco issued 1,000,000 common shares at $0.25 per share for proceeds of $250,000.

(b)

Subsequent to March 31, 2013, Priveco acquired intellectual assets from Alligato Mobile, a non-related party, with a fair value of $1,400,000 for issuance of 4,000,000 common shares of Mobetize.

(c)

Prior to the asset purchase and sale agreement, the Board of Directors of Mobetize agreed to a forward stock split of all issued and outstanding common shares on a 7-for-1 basis.  The effect of the forward stock split increased the number of issued and outstanding common shares from 3,290,000 common shares to 23,030,000 common shares.

(d)

On July 12, 2013, the President and Director of Priveco acquired 18,900,000 post-split common shares of Mobetize in a private transaction for $25,000.  Subsequent to the acquisition, the President and Director of Priveco returned for cancelation 18,400,000 common shares for cancellation.

(e)

Prior to the purchase and sale agreement, the President and Director of Mobetize forgave $7,927 owing from the company, which was recorded against additional paid-in capital.

F-4

Mobetize Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

4.

Pro-Forma Common Shares

Pro-forma common shares as at March 31, 2013 have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of Mobetize	3,290,000	3,290	23,010
Issued and outstanding common shares of Priveco	17,003,000	17,003	455,921
Issuance of common shares for acquisition of assets by Priveco	4,000,000	4,000	1,396,000
Issuance of common shares for cash	1,000,000	1,000	249,000
Forward stock split of Mobetize, on a 7-for-1 basis	19,740,000	19,740	(19,740)
Cancellation of common shares	(18,400,000)	(18,400)	18,400
Forgiveness of related party debt of Mobetize	–	–	7,927
Eliminate issued and outstanding common shares of Priveco, and adjust to reflect par value	(22,003,000)	(22,003)	22,003
Issuance of common shares for acquisition	22,003,000	22,003	(22,003)
Eliminate outstanding deficit of Mobetize after effects of settlement of outstanding assets and liabilities	–	–	(29,855)

Pro-forma balance, March 31, 2013	26,633,000	26,633	2,100,663

F-4

Mobetize Corp.

(formerly Slavia, Corp.)

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the year ended March 31, 2013 have been calculated based on the weighted average number of Mobetize common shares outstanding plus the common shares issued for the acquisition of the assets of Priveco.

Period Ended March 31, 2013

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (229,004)

Denominator:
Weighted average issued and outstanding common shares of Mobetize	4,630,000
Common shares issued for acquisition of Priveco	22,003,000
Pro forma weighted average shares outstanding	26,633,000

Basic and Diluted pro forma loss per share	(0.01)

6.

Subsequent Event

Subsequent to the purchase and sale agreement, Mobetize finalized a private placement consisting of 1,050,000 common shares at $0.50 per share for proceeds of $525,000.  As part of the private placement, the Company paid finders’ fees of $52,500 and issued 315,000 common shares with a fair value of $157,500.

F-5